Exhibit 99.1

Faraday Future Announces Strategic Agreement with the City of Huanggang in Hubei Province, China and Signs New Shareholder Agreement with FF Global Partners LLC

Los Angeles, CA (January 17, 2023) - Faraday Future Intelligent Electric Inc. (NASDAQ: FFIE) (“FF”, “Faraday Future”, or “the Company”), a California-based global shared intelligent electric mobility ecosystem company, today announced that the company has signed an Amended and Restated Shareholder Agreement (the “Shareholder Agreement”) with FF Top LLC (“FF Top”), the wholly owned subsidiary of FF Global Partners LLC (“FFGP”). The Company and the China Huanggang Government (“City of Huanggang”) have also reached the non-binding Cooperation Framework Agreement for promoting its US-China dual-home market strategy.

The newly signed Shareholder Agreement solidifies FF Top as an important shareholder with 1:10 super voting rights, subject to shareholder approval, and 1:20 super voting rights when FF’s market cap reaches $3 billion, also subject to shareholder approval. FF Top will also have the right to nominate four FF Top designees among seven board seats on the terms and conditions set forth in the Shareholder Agreement, which would provide FF Fop with control of the FF board of directors together with certain financing approval rights. The appointment or nomination for election to the FF Board of any FF Top designee shall be subject to the prior reasonable verification and/or reasonable approval of the Nominating and Corporate Governance Committee of the FF Board subject to certain criteria (and no other verifications or approvals). FF Top has informed the Company that the additional proposals in the Shareholder Agreement are expected to be submitted to shareholders for approval.

According to the Framework Agreement with the City of Huanggang, FF intends to relocate its future FF China Headquarters there which will support its US-China dual home market and US-China Dual DNA strategy.

In accordance with the Framework Agreement, and in furthering complementary advantages, mutual benefit, and common development, both parties are expected to contribute their respective advantages in investment, scientific and technological innovation, industrial transformation, location, and policy. Huanggang is expected to actively assist FF with the industrial layout in Huanggang City, deployment of relevant resources, while providing support for FF’s business ventures in Huanggang City, including but not limited to financial and policy support. Faraday Future intends to relocate its FF China headquarters in Huanggang City, while maintaining its global headquarters in Los Angeles, California. The China headquarters is expected to be jointly funded by the Huanggang Government guide fund, industrial fund, and FF. The Framework Agreement was signed in Q3 of 2022.

“I am very grateful to the FF global partners for their help during the most difficult period of the company in the past, and I also hope to continue to receive help from FFGP in future company financing and other aspects.” said Chen Xuefeng, the Global CEO of FF.

FF expects to start production of a saleable FF 91 Futurist at the end of March 2023, coming off the assembly line in early April, with deliveries before the end of April. The Company has completed manufacturing milestone #6 of FF 91 Futurist, the completion of construction and equipment installation in vehicle assembly areas. This marks six of the seven milestones (the 7th milestone being SOP) to mark its manufacturing achievements towards the start of production of the FF 91 Futurist. In addition, the FF 91 Futurist has also completed significant upgrades of systems and core components from both the vehicle, and I.A.I area – the advanced core, which stands for Internet, Autonomous Driving, and Intelligence.

中国湖北省黄冈市：

黄冈地处湖北省东部、大别山南麓、长江中游北岸、京九铁路中段。黄冈是中国历史文化名城，著名红色革命根据地，版图面积1.74万平方公里，户籍人口725.27万人，常住人口578.27万人。2022年上半年，黄冈市实现地区生产总值1155.13亿元，同比增长4.9%，居全省第5位，比去年同期前进8位，主要经济指标继续保持快于全省、全面进位的良好势头。

黄冈与武汉接壤，是武汉的卫星城；黄冈主城区距离武汉市中心70公里。作为武汉城市圈的重要组成部分，黄冈承载着湖北省新能源汽车发展的使命。黄冈交通便利，拥有3座高铁站，铁路运输发达；距中部国际航空枢纽武汉天河机场仅1.5小时车程，距亚洲第一个专业货运枢纽机场——鄂州花湖机场仅30公里；拥有集装箱码头，可直接通往欧美及日韩等地。

湖北省是中国汽车产业重镇，2021年汽车产量达210万辆，占全国汽车产量超8%。2021年湖北省GDP在全国31个省市中排名第7。

湖北省汽车产业链完整，具备整车研发生产能力和三电关键零部件开发能力，具有关键人才储备和科技创新发展基础。湖北省正加速打造万亿级汽车产业集群，建成全国重要的新能源与智能网联汽车发展高地。

About the City of Huanggang, Hubei Province, China:

The City of Huanggang is located in the eastern part of Hubei Province, to the south of the Dabie Mountain, north of the middle reaches of the Yangtze River, and at the middle section of the Beijing-Kowloon Railway. Huanggang is a city with rich history and culture. It has a territory of 17,400 square kilometers, a registered population of 7,252,700 and a resident population of 5,782,700. In the first half of 2022, Huanggang City achieved a regional GDP of 115.513 billion RMB, with year-over-year growth of 4.9%, ranking 5th in Hubei province, 8 places up compared with the year before. The main economic indicators continue to maintain a solid growth trajectory, faster than the province level with progress on all fronts.

Huanggang borders the city of Wuhan and is a satellite town of the latter; downtown Huanggang is 70 km away from downtown Wuhan. As an important part of the Greater Wuhan area, Huanggang carries the mission of new energy vehicle development in Hubei Province. Huanggang boasts convenient transportation with 3 high-speed railway stations and well-developed railroad transportation. It is only a 1.5-hour drive from Wuhan Tianhe Airport, the international aviation hub in central China, and 30 km from Ezhou Huahu Airport, the first dedicated cargo airport in Asia. It also has container terminals with direct access to Europe, America, Japan and Korea, etc.

Hubei Province holds a prominent place in China’s auto industry with 2.1 million vehicles produced in 2021, accounting for over 8% of China’s auto production. In 2021, Hubei Province ranked 7th in GDP among 31 Chinese provinces and municipalities.

Hubei Province is equipped with a comprehensive automotive industrial chain and the ability to develop and manufacture complete vehicles and key components of the propulsion system. It also has a talent pool and the foundation for the development of scientific and technological innovation. Hubei Province is accelerating the building of a trillion-dollar automotive industry cluster and a new energy and intelligent automotive industry of nationwide significance.

About Faraday Future：

Faraday Future is a class-defining luxury electric vehicle company. The Company has pioneered numerous innovations relating to its products, technology, business model, and user ecosystem since inception in 2014. Faraday Future aims to perpetually improve the way people move by creating a forward-thinking mobility ecosystem that integrates clean energy, AI, the Internet, and new usership models. Faraday Future’s first flagship product is the FF 91 Futurist.

NO OFFER OR SOLICITATION

This communication shall neither constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

FORWARD LOOKING STATEMENTS

This press release includes “forward looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. When used in this press release, the words “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “should,” “future,” “propose” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. These forward-looking statements, which include among other things, statements regarding the potential timing for holding the Company’s next annual stockholders meeting, the possibility of a future stock split, reverse stock split or other similar corporate action after January 13, 2023 and the Framework Agreement, are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside the Company’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Important factors, among others, that may affect actual results or outcomes include whether the Amended Shareholder Agreement complies with Nasdaq listing requirements, the market performance of the Company’s Common Stock, the Company’s ability to regain compliance with, and thereafter continue to comply with, the Nasdaq listing requirements; the Company’s ability to satisfy the conditions precedent and close on the various financings previously disclosed by the Company and any future financings, the failure of any of which could result in the Company seeking protection under the Bankruptcy Code; the Company’s ability to amend its certificate of incorporation to permit sufficient authorized shares to be issued in connection with the Company’s existing and contemplated financings; whether the Company and the City of Huanggang could agree on definitive documents to effectuate the Framework Agreement; the Company’s ability to remain in compliance with its public filing requirements under the Securities Exchange Act of 1934, as amended; the outcome of the SEC investigation relating to the matters that were the subject of the Special Committee investigation and other litigation involving the Company; the Company’s ability to execute on its plans to develop and market its vehicles and the timing of these development programs; the Company’s estimates of the size of the markets for its vehicles and cost to bring those vehicles to market; the rate and degree of market acceptance of the Company’s vehicles; the success of other competing manufacturers; the performance and security of the Company’s vehicles; potential litigation involving the Company; the result of future financing efforts and general economic and market conditions impacting demand for the Company’s products; recent cost, headcount and salary reduction actions may not be sufficient or may not achieve their expected results; and the ability of the Company to attract and retain directors and employees. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of the Company’s registration statement on Form S-1 filed on December 23, 2022, and other documents filed by the Company from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and the Company does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Investors (English): ir@faradayfuture.com

Investors (Chinese): cn-ir@faradayfuture.com

Media: john.schilling@ff.com

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